UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 28, 2024

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 29, 2024 (the “Effective Date”), PIM Boston Back Bay LLC and PIM TRS Boston Back Bay LLC (together, “Seller”), indirect wholly owned subsidiaries of Ashford Hospitality Trust, Inc. (the “Company”), entered into an Agreement of Purchase and Sale (the “Agreement”) with Beantown Hotel Owner LLC, as purchaser (“Purchaser”), for the sale of Hilton Boston Back Bay Hotel (the “Hotel”) for $171 million in cash, subject to customary pro-rations and adjustments (the “Purchase Price”). As required by the Agreement, Purchaser has deposited a total of $8 million (the “Deposit”) into escrow pending the closing or termination of the Agreement. Under the Agreement, from the Effective Date through 5:00 p.m. Eastern Time on February 28, 2024 (the “Study Period”), Purchaser had the right to terminate the Agreement in Purchaser’s sole discretion by providing a written notice of termination to Seller. The Study Period expired on February 28, 2024 and Purchaser provided a “go hard notice” to Seller indicating Purchaser’s election to proceed with closing in accordance with the Agreement. The sale of the Hotel is expected to close in the first quarter of 2024, subject to customary closing conditions. If the transaction closes as contemplated, the Deposit will be applied to the Purchase Price.

The Agreement contains terms, conditions, covenants, representations and warranties and indemnities from each of the respective parties that are customary and typical for a transaction of this nature. Several conditions to closing on the sale remain to be satisfied, and there can be no assurance that the sale transaction will be completed on the general terms described above or at all.

ITEM 7.01    REGULATION FD DISCLOSURE.

On February 29, 2024, the Company issued a press release announcing progress on the Company’s plan to pay off its strategic financing and announcing the Company’s entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits
Exhibit Number        Description

99.1    Press Release of the Company, dated February 29, 2024
104    Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.

Dated: February 29, 2024	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary